Exhibit 99.1

PEOPLE’S UTAH BANCORP REPORTS COMPLETION OF MERGER OF SUBSIDIARY BANK CHARTERS

American Fork, Utah, September 30, 2015 – People’s Utah Bancorp (the “Company”) (Nasdaq: PUB) today announced that it completed the merger of the charters of its two subsidiary banks, Bank of American Fork (“BAF”) and Lewiston State Bank (“LSB”). The new amended charter has renamed the combined bank People’s Intermountain Bank (“PIB”) with BAF and LSB continuing to do business under their registered names. Products and services will continue to be offered under the names of Bank of American Fork and Lewiston State Bank, unique names that reflect a long history of serving the communities in which they operate.

The Company believes this merger of charters will allow the banks to improve efficiencies, and provide even stronger systems, technologies, and products to give customers more choices and better control over their money as well as higher loan capacity, while maintaining the community bank service model. The Company is committed to this model since it believes its vested interest and reliance on the success of local projects, small businesses and individuals in local communities strengthens long-term customer relationships which helps the bank grow.

In conjunction with the completion of the merger of the charters, Rick W. Anderson, Senior Vice President and Chief Operating Officer (“COO”) of People’s Utah Bancorp, has also been named President of People’s Intermountain Bank, effective October 1, 2015. Mr. Anderson will continue to concentrate on maintaining the operational focus of PIB on the respective communities served, which the Company believes is a logical extension of his duties as COO of People’s Utah Bancorp.  Richard T. Beard will remain Chief Executive officer of PIB and the President and Chief Executive Officer of People’s Utah Bancorp and will focus on corporate and strategic areas of PIB and the Company.

Mr. Beard stated “Rick Anderson has in excess of 36 years’ experience in community banking in Utah. He has been a critical part of executive management of the Company for a number of years. Rick’s commitment to people, both employees and individuals in the communities we serve, is critical to the success of our community bank.”

“I work for a community bank because I like feeling close to customers,” Anderson said. “We treat employees and customers alike – like family.”

About People’s Utah Bancorp

People’s Utah Bancorp (“PUB”) is the holding company of People’s Intermountain Bank with 18 locations in two divisions, Bank of American Fork and Lewiston State Bank. The bank has been serving communities in Utah and southern Idaho for more than 100 years.  PUB is committed to preserving the community bank model with a full range of bank products and technologies. More information about PUB is available at www.peoplesutah.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict, including the risks discussed in the section titled “Risk Factors” in our Registration Statement on Form S-1, as amended, filed initially with the Securities and Exchange Commission on April 20, 2015. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Investor Relations Contact:

Wolfgang T. N. Muelleck

Executive Vice President/Chief Financial Officer

1 East Main Street

American Fork UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3998

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